EXHIBIT 4.3

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE
REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME ON DECEMBER __, 2011 (THE "EXPIRATION DATE").

NO. __                                                   FACE AMOUNT: $_________

                             NEW ERA MARKETING, INC.

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK

      For VALUE RECEIVED, _________________ ("WARRANTHOLDER"), is entitled to purchase, subject to the provisions of this warrant (the "WARRANT"), from NEW ERA MARKETING, INC., a Nevada corporation (the "COMPANY"), at any time not later than 5:00 P.M., Eastern time on the Expiration Date (as defined above), shares of common stock of the Company (the "SHARES"). The number of Shares for which this Warrant is exercisable (the "WARRANT SHARES") and the exercise price of such Warrant Shares (the "WARRANT PRICE") shall be determined in accordance with this Warrant upon the price determination date (as hereinafter defined, the "PRICE DETERMINATION DATE"). For purposes of this Warrant, the Price Determination Date shall be the earlier to occur of: (i) the consummation of the next private placement offering (the "OFFERING"), if any, of the Company's equity or equity-linked securities (the "OFFERING PRICE DATE"), or (ii) April 1, 2007 (the "VWAP PRICE DATE").

      The Warrant Price and number of Warrant Shares purchasable upon exercise of this Warrant shall be subject to adjustment from time to time after the Price Determination Date as described herein. This Warrant is being issued pursuant to the exchange offer made to the holders of the warrants (the "FEARLESS WARRANTS") originally issued by Fearless Yachts, LLC ("FEARLESS") pursuant to the
Securities Purchase Agreement, dated as of April 26, 2006 (the "PURCHASE AGREEMENT"), by and among Fearless, the Purchaser Designee and such holders of Fearless Warrants in connection with the consummation of the Contribution Agreement dated as of December 8, 2006, by and among the Company, Fearless and the other signatories thereto (the "CONTRIBUTION AGREEMENT"). Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.

      If the applicable Price Determination Date shall be the Offering Price Date, then (i) the number of Warrant Shares for which this Warrant is exercisable shall be determined by dividing the Face Amount set forth above by the dollar price paid for each Share (or, if equity-linked securities are sold in the Offering, then for each Share into which such securities are convertible or exercisable, as the case may be) by the investors in the Offering (the "OFFERING PRICE") and multiplying such number by 1.5 and, (ii) the Warrant Price for the Warrant Shares shall be determined by multiplying the Offering Price by
0.75. If the applicable Price Determination Date shall be the VWAP Price Date, then (i) the number of Warrant Shares for which this Warrant is exercisable shall be determined by dividing the Face Amount set forth above by the volume weighted average price of the Shares for the twenty (20) days preceding, but not including, April 1, 2007 (the "VWAP PRICE") and multiplying such number by 1.5 and, (ii) the Warrant Price for the Warrant Shares shall be determined by multiplying the VWAP Price by 0.75.

      The Warrant may be exercised in whole or in part at any time and from time to time until the Expiration Date. Immediately after the Price Determination Date the Company shall advise the Warrantholder of the number of

Warrant   Shares  and  Warrant   Price   applicable  to  this  Warrant  and  the
Warrantholder may submit this Warrant for a replacement warrant containing the relevant Warrant Share and Warrant Price information.

      Section 1. REGISTRATION. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

      Section 2. TRANSFERS. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or an exemption from such registration. Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender hereof for transfer, properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

      Section 3. EXERCISE OF WARRANT. Subject to the provisions hereof, the Warrantholder may exercise this Warrant, in whole or in part, at any time prior to its expiration upon surrender of the Warrant, together with delivery of a duly executed Warrant exercise form, in the form attached hereto as APPENDIX A (the "EXERCISE AGREEMENT") and payment by cash, certified check or wire transfer of funds (or, in certain circumstances, by cashless exercise as provided below) of the aggregate Warrant Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the Warrantholder). The Warrant Shares so purchased shall be deemed to be issued to the Warrantholder or the Warrantholder's designee as of the close of business on the date on which this Warrant shall have been surrendered (or the date evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Company has been provided to the Company), the Warrant Price shall have been paid and the completed Exercise Agreement shall have been delivered. Certificates for the Warrant Shares so purchased shall be delivered to the Warrantholder within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. The Warrant Shares shall be in such denominations as may be requested by the Warrantholder and shall be registered in the name of the Warrantholder or such other name as shall be designated by the Warrantholder, as specified in the Exercise Agreement. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such Warrant Shares, deliver to the Warrantholder a new Warrant representing the right to purchase the number of Warrant Shares with respect to which this Warrant shall not then have been exercised. As used herein, "business day" means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business. Each exercise hereof shall constitute the re-affirmation by the Warrantholder that the representations and warranties contained in Section 2 of the Purchase Agreement are true and correct in all material respects with respect to the Warrantholder as of the time of such exercise.

      Section 4. COMPLIANCE WITH THE SECURITIES ACT OF 1933. Except as provided in the Purchase Agreement, the Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant, and a similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

      Section 5. PAYMENT OF TAXES. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the Warrantholder in respect of which such Shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's reasonable satisfaction that such tax has been paid. The Warrantholder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

      Section 6. MUTILATED OR MISSING WARRANTS. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon surrender and cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like amount of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

      Section 7. RESERVATION OF SHARES. The Company shall at all times reserve and keep available out of its authorized but unissued Shares, solely for the purpose of providing for the exercise of the Warrants, such number of Warrant Shares as shall be sufficient to permit the exercise of the Warrants in accordance with their respective terms. The Company agrees that all Warrant Shares issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid Shares of the Company.

      Section 8.  ADJUSTMENTS.  Subject and pursuant to the  provisions  of this
Section 8, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

            (a) If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend, make any distribution or make a distribution on its Shares or any other securities, combine its outstanding number of Shares into a smaller number of Shares or issue by reclassification of its outstanding Shares or any equity securities (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then (i) the Warrant Price in effect immediately prior to the date on which such change shall become effective shall be adjusted by multiplying such Warrant Price by a fraction, the numerator of which shall be the number of Shares outstanding immediately prior to such change and the denominator of which shall be the number of Shares outstanding immediately after giving effect to such change and (ii) the number of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted by multiplying the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to the date on which such change shall become effective by a fraction, the numerator of which is shall be the Warrant Price in effect immediately prior to the date on which such change shall become effective and the denominator of which shall be the Warrant Price in effect immediately after giving effect to such change, calculated in accordance with clause (i) above. Such adjustments shall be made successively whenever any event listed above shall occur.

            (b) If any capital reorganization or reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a amount of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Warrantholder, at the last address of the Warrantholder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrantholder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

            (c) In case the Company shall fix a payment date for the making of a distribution to all shareholders (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 8(a)), or subscription rights or warrants, the Warrant Price to be in effect after such payment date shall be determined by multiplying the Warrant Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total Market Price (as defined below) of all of the issued Shares immediately prior to such payment date, less the fair market value (as determined by the Company's Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date. "MARKET PRICE" as of a particular date (the "VALUATION DATE") shall mean the following: (i) if the Shares are then listed on a national stock exchange, the closing sale price of the Shares on such exchange on the last trading day prior to the Valuation Date; (ii) if the Shares are then listed on The Nasdaq Stock Market, Inc. ("NASDAQ") or quoted on the OTC Bulletin Board (the "BULLETIN BOARD") or such similar quotation system or association, the closing sale price of the Shares on Nasdaq, the Bulletin Board or such other quotation system or association on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted thereon on the last trading day prior to the Valuation Date; or
(iii) if the Shares are not then listed on a national stock exchange listed on Nasdaq, or quoted on the Bulletin Board or such other quotation system or association, the fair market value of the Shares as of the Valuation Date, as determined in good faith by the Board of Directors of the Company and the Warrantholder. If the Shares are not then listed on a national securities exchange, Nasdaq, the Bulletin Board or such other quotation system or association, the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Warrantholder prior to the exercise hereunder as to the fair market value of the Shares as determined by the Board of Directors of the Company. In the event that the Board of Directors of the Company and the Warrantholder are unable to agree upon the fair market value in respect of subpart (iii) of this paragraph, the Company and the Warrantholder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Company and the Warrantholder. Such adjustment shall be made successively whenever such a payment date is fixed.

            (d) An adjustment to the Warrant Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

            (e) In the event that, as a result of an adjustment made pursuant to this Section 8, the Warrantholder shall become entitled to receive any shares of capital stock of the Company other than Warrant Shares, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

            (f) Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Warrant Price in the case of the issuance of (i) Shares, capital stock, Options or Convertible Securities issued to directors, officers, employees or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company pursuant to an equity compensation program approved by the Board of Directors of the Company or the compensation committee of the Board of Directors of the Company, (ii) Shares or securities issued upon the conversion or exercise of Options or Convertible Securities issued prior to the date hereof, provided such securities are not amended after the date hereof to increase the number of Shares issuable thereunder or to lower the exercise or conversion price thereof, (iii) securities issued pursuant to the Purchase Agreement and securities issued upon the exercise or conversion of those securities, and (iv) Shares issued or issuable by reason of a dividend, stock split or other distribution on the Shares (but only to the extent that such a dividend, split or distribution results in an adjustment in the Warrant Price pursuant to the other provisions of this Warrant) (collectively, "EXCLUDED ISSUANCES").

            (g) To the extent permitted by applicable law and the listing requirements of any stock market or exchange on which the Shares are then listed, the Company from time to time may decrease the Warrant

Price by any amount for any period of time if the period is at least twenty (20) days, the decrease is irrevocable during the period and the Board of Directors shall have made a determination that such decrease would be in the best interests of the Company, which determination shall be conclusive. Whenever the Warrant Price is decreased pursuant to the preceding sentence, the Company shall provide written notice thereof to the Warrantholder at least five (5) days prior to the date the decreased Warrant Price takes effect, and such notice shall state the decreased Warrant Price and the period during which it will be in effect.

      Section 9. FRACTIONAL INTEREST. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of this Warrant. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 9, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising Warrantholder an amount in cash equal to the Market Price of such fractional share of Common Stock on the date of exercise.

      Section 10. [OMITTED.]

      Section 11. BENEFITS. Nothing in this Warrant shall be construed to give any person, entity, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

      Section 12. NOTICES TO WARRANTHOLDER. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

      Section 13. [OMITTED.]

      Section 14. NOTICES. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed as follows: if to the Warrantholder, at its address as set forth in the Company's books and records and, if to the Company, at the address as follows, or at such other address as the Warrantholder or the Company may designate by ten days' advance written notice to the other:

                  If to the Company:

                        New Era Marketing, Inc.
                        927 Lincoln Road, Suite 200
                        Miami, FL 33139
                        Attention: Jeffrey Binder, CEO
                        Fax: (305) 674-1311

                  With a copy to (which shall not constitute notice):

                        Hodgson Russ LLP
                        60 E. 42nd Street, 37th Floor
                        New York, NY 10165
                        Attn: Jeffrey A. Rinde, Esq.
                        Fax: (212) 972-1677

      Section 15. REGISTRATION RIGHTS. The initial Warrantholder is entitled to the benefit of certain registration rights with respect to the Warrant Shares (or other securities) issuable upon the exercise of this Warrant as provided in the Registration Rights Agreement, and any subsequent Warrantholder may be entitled to such rights only upon due assignment of this Warrant and due execution of the Registration Rights Agreement.

      Section 16. SUCCESSORS. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

      Section 17. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law provisions thereof. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE
WARRANTHOLDER  HEREBY  WAIVES  ANY  RIGHT  TO  REQUEST  A  TRIAL  BY JURY IN ANY
LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

      Section 18. [OMITTED.]

      Section 19. CASHLESS EXERCISE. Notwithstanding any other provision contained herein to the contrary, from and after the first anniversary of the Closing Date if the Warrant Shares may not be freely sold to the public for any reason (including, but not limited to, the failure of the Company to have effected the registration of the Warrant Shares or to have a current prospectus available for delivery or otherwise, but excluding the period of any Allowed Delay (as defined in the Registration Rights Agreement), the Warrantholder may elect to receive, without the payment by the Warrantholder of the aggregate Warrant Price in respect of the shares of Common Stock to be acquired, shares of Common Stock of equal value to the value of this Warrant, or any specified portion hereof, by the surrender of this Warrant (or such portion of this Warrant being so exercised) together with a Net Issue Election Notice, in the form annexed hereto as APPENDIX B, each duly executed, to the Company. Thereupon, the Warrantholder shall become a shareholder and the Company shall issue to the Warrantholder such number of fully paid, validly issued Shares as is computed using the following formula:

                                  X = Y (A - B)
                                      ---------
                                          A

where

                  X = the number of Shares to which the Warrantholder is entitled upon such cashless exercise;

                  Y = the total number of Shares covered by this Warrant for which the Warrantholder has surrendered purchase rights at such time for cashless exercise (including both shares to be issued to the Warrantholder and shares as to which the purchase rights are to be canceled as payment therefor);

                  A = the "Market Price" of one Share as at the date the net issue election is made; and

                  B = the Warrant Price in effect under this Warrant at the time the net issue election is made.

      Section 20. NO RIGHTS AS STOCKHOLDER. Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant.

      Section 21. AMENDMENT; WAIVER. This Warrant is one of a series of Warrants of like tenor issued by the Company. Any term of this Warrant may be amended or waived (including the adjustment provisions included in Section 8 of this Warrant) upon the written consent of the Company and the holders of Warrants representing at least 50% of the Shares then subject to such outstanding Warrants (the "MAJORITY HOLDERS"); PROVIDED, that (x) any such amendment or waiver must apply to all Warrants; and (y) the number of Warrant Shares subject to this Warrant, the Warrant Price and the Expiration Date may not be amended, and the right to exercise this Warrant may not be altered or waived in any manner adverse to the Warrantholder, without the written consent of the Warrantholder.

      Section 22. SECTION HEADINGS. The section headings in this Warrant are for the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

      Section 23. IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the ___ day of December, 2006.

                                                  NEW ERA MARKETING, INC.


                                                  By:
                                                      --------------------------
                                                      Jeffrey Binder
                                                      Chief Executive Officer

                                   APPENDIX A
                             NEW ERA MARKETING, INC.
                              WARRANT EXERCISE FORM

To New Era Marketing, Inc.:

      The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant ("WARRANT") for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant, shares of common stock ("WARRANT SHARES") provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

                           _______________________________
                           Name
                           ________________________________
                           Address
                           ________________________________
                           ________________________________
                           Federal Tax ID or Social Security No.

      and delivered by     (certified mail to the above address, or
                           (electronically (provide DWAC Instructions:
                           ___________________), or
                           (other (specify):
                           __________________________________________).

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned's Assignee as below indicated and delivered to the address stated below.

Dated: ___________________, ____

Note: The signature must correspond with Signature:_________________________ the name of the Warrantholder as written
on the first page of the Warrant in every              _________________________
particular, without alteration or                      Name (please print)
enlargement or any change whatever, unless
the Warrant has been assigned.                         _________________________
                                                       _________________________
                                                       Address
                                                       _________________________
                                                       Federal Identification or
                                                       Social Security No.

                                                       Assignee:
                                                       _________________________
                                                       _________________________
                                                       _________________________

                                   APPENDIX B
                             NEW ERA MARKETING, INC.
                            NET ISSUE ELECTION NOTICE

To: New Era Marketing, Inc..

Date:[_________________________]

      The undersigned hereby elects under SECTION 19 of this Warrant to surrender the right to purchase [____________] number of Shares pursuant to this Warrant and hereby requests the issuance of [_____________] of Shares. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.


_________________________________________
Signature

_________________________________________
Name for Registration

_________________________________________
Mailing Address


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